Exhibit 99.1

Press Release

Investor / Media contact:
Tony Schulte
513.397.9540
tony.schulte@cinbell.com
Cincinnati Bell Inc. Reports Third Quarter Earnings Growth
     CINCINNATI — November 2, 2006 — Cincinnati Bell Inc. (NYSE:CBB) today reported improved earnings for the third quarter driven by strong wireless and data growth and lower depreciation and interest expense. Quarterly revenue was $320 million with operating income of $84 million and net income of $25 million, or 9 cents per share. Net income excluding special items1 in the quarter was $24 million, or 9 cents per share, an increase of $13 million, or 6 cents per share from the third quarter of 2005 also excluding special items. Special items in the current quarter included a charge of $3 million related to the outsourcing of supply chain management functions and a gain on the sale of broadband fiber assets of $5 million.
     “Cincinnati Bell’s third quarter performance clearly demonstrates the effectiveness and consistent execution of our strategy,” said Jack Cassidy, president and chief executive officer. “We continue to operate the best wireless network in Cincinnati and Dayton and generate subscriber growth in an extremely competitive market as evidenced by strong postpaid and record breaking DSL net activations in the quarter.”
Third Quarter Highlights
•	Quarterly revenue increased to $320 million, up 7 percent or $20 million from a year ago as a result of growth in hardware and managed services, wireless, and data services.

•	Net DSL activations totaled 11,000 in the quarter, an increase of 25 percent from a year ago and an all-time record. As a result, the DSL subscriber base reached 188,000, or 21 percent of total access lines. DSL penetration of in-territory consumer primary access lines was 31 percent, up 7 percentage points from a year ago, representing 163,000 subscribers.

•	Net postpaid wireless activations in the quarter totaled 11,000, a significant improvement from 4,000 net activations reported in the third quarter of 2005 and approximately even with activations in the second quarter of 2006. Postpaid average revenue per user (ARPU) was $47, a slight increase from a year ago. In

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the quarter, an independent third party reaffirmed Cincinnati Bell’s claim to the best wireless network in Cincinnati and Dayton. This superior network quality contributed to postpaid churn of 1.7 percent, a 23 percent improvement from the third quarter of 2005.

•	Penetration of the company’s “Super Bundle” of services reached 30 percent of Cincinnati Bell households in its traditional operating area, representing 157,000 customers, up 16,000 from a year ago. This continued bundling success drove revenue per household to an all-time high of $84, up 8 percent from the third quarter of 2005.

•	Free cash flow[2] was $15 million in the quarter, with which the company repaid debt. Net debt[3] totaled $2.1 billion at the end of the quarter. Capital expenditures during the quarter were $35 million, or 11 percent of revenue.
Financial and Operations Overview
     “Our third quarter performance is indicative of progress in all areas of our business,” said Brian Ross, chief financial officer of Cincinnati Bell. “We continue to offset the impact of access line loss with growth in wireless, DSL and managed services. This quarter, DSL net additions were at record levels, wireless service margins improved, and the hardware and managed services segment generated its highest EBITDA ever.”
     Cincinnati Bell recorded quarterly revenue of $320 million, an increase of 7 percent from the third quarter of 2005. Year-to-date revenue totaled $942 million, an increase of 4 percent from 2005.
     In the current quarter, adjusted EBITDA4 (earnings before interest, taxes, depreciation and amortization) was $118 million, up 3 percent from a year ago. Year-to-date adjusted EBITDA of $346 million represented a decline of 4 percent from the prior year period. Current quarter results include a gain of $3.6 million in the Broadband segment related to the sale of a bankruptcy claim receivable.
Local Segment
     Quarterly total access line performance improved from a year ago as the rate of decline slowed from 4.2 percent to 4.0 percent. Compared with the second quarter of 2006, access line decline was up slightly primarily due to higher levels of involuntary churn. Continued growth in expansion markets adjacent to Cincinnati Bell’s traditional service area benefited total access line performance and partially offset the impact of in-

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     territory line loss. At the end of the quarter, the company had 47,000 out-of-territory access lines, up 34 percent from the prior year.
     The Local segment produced quarterly revenue of $187 million, equal to the third quarter of 2005 as an 11 percent increase in data revenue offset lower voice revenue. Adjusted EBITDA in the quarter of $92 million decreased by $3 million compared to a year ago as a result of increased pension and post-retirement medical expenses. Year-to-date adjusted EBITDA of $283 million was down 2 percent from the prior year period.
Wireless Services
     Cincinnati Bell Wireless maintained strong subscriber growth in the quarter as postpaid net activations of 11,000 represented an increase of 7,000 from a year ago. Postpaid churn of 1.7 percent was a significant improvement from 2.2 percent in the third quarter of 2005. ARPU of $47.25 was a slight increase from a year ago. Compared with the second quarter of 2006, postpaid net activations, churn and ARPU declined slightly reflecting the impact of traditional seasonal factors.
     The Wireless segment generated quarterly revenue of $65 million, up 12 percent from the third quarter of 2005 and included a $7 million increase in postpaid service revenue. Quarterly adjusted EBITDA was $14 million, an increase of $5 million from a year ago. Year-to-date adjusted EBITDA was $38 million compared with $46 million in the prior year period.
     In the quarter, Cincinnati Bell acquired 20 megahertz of advanced wireless spectrum in the company’s Cincinnati and Dayton operating area. This spectrum will enable Cincinnati Bell to continue to expand the wireless business through new data services. After the initial build next year, it will also allow the company to grow by providing increased capacity at historical capital levels.
     In addition, outside of its traditional markets Cincinnati Bell acquired spectrum in areas including Indianapolis. The company is currently evaluating the best use of this spectrum, which adjoins its traditional operating area.
Hardware and Managed Services
     The Hardware and Managed Services segment produced quarterly revenue of $57 million, a 32 percent increase from a year ago driven by an increase in equipment sales and data center and related managed service activity. This growth produced record

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quarterly adjusted EBITDA of $6 million, up 74 percent from the third quarter of 2005. The increase was fueled by equipment sales and data center growth. Year-to-date adjusted EBITDA was $14 million, an increase of 27 percent from the prior year period on the strength of increased revenue and higher data center and managed services margins.
     This growth is the result of Cincinnati Bell’s smart build data center strategy, whereby the company has made significant investments to serve its enterprise customers. Cincinnati Bell continues to see growth opportunities in the Hardware and Managed Services segment at attractive returns and will continue to invest capital in data center services.
Other Communications Services
     The Other Communications Services segment, which includes long distance, security monitoring and payphone operations, generated revenue of $20 million, equal to the third quarter of 2005. Adjusted EBITDA of $7 million for the quarter and $22 million year to date, were both approximately equal to the prior year period.
2006 Guidance
     In the quarter, Cincinnati Bell participated in the Advanced Wireless Spectrum auction and acquired $37 million of spectrum located primarily in its Cincinnati and Dayton operating territory as well as in the Indianapolis market. The company paid an initial deposit of $7 million in the third quarter and the remaining $30 million in October. As a result of this activity, guidance for 2006 free cash flow has been revised. There are no changes to 2006 revenue, adjusted EBITDA or capital expenditure guidance.

Category	2006 Guidance
Revenue	Approx. flat at $1.2 billion
Adjusted EBITDA	Approx. $460 million
Capital Expenditures	Approx. 12% of revenue
Free Cash Flow	Approx. $125 million*

* Excludes acquisitions totaling $87 million, which includes the purchase of the 20% minority stake of Cincinnati Bell Wireless previously owned by Cingular.

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Conference Call/Webcast
Cincinnati Bell will host a conference call today at 10:00 a.m. (ET) to discuss its results for the third quarter of 2006. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is 866.278.7926. International callers may dial 904.596.2360. A taped replay call will be available one hour after the conclusion of the teleconference until 5:00 p.m. (ET) on November 16, 2006. For U.S. callers, the replay will be available at 888.284.7564. For international callers, the replay will be available at 904.596.3174. The replay reference number is 192470. An archived version of the webcast will also be available at www.cincinnatibell.com.
Safe Harbor Note
Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of November 2, 2006. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.
Use of Non-GAAP Financial Measures
This press release contains information about net income excluding special items, free cash flow, net debt and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA). These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with

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past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of net income excluding special items, free cash flow, net debt and adjusted EBITDA to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.
1Net income excluding special items provides a useful measure of operating performance. The amounts of the special items are detailed and reconciled to GAAP net income in the accompanying financial statements and in the Investor Relations section of the company’s Web site, www.cincinnatibell.com.
2Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as SFAS 95 cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt and for the proceeds from the sale or the use of funds from the purchase of business operations. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies.
3Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.
4Adjusted EBITDA provides a useful measure of operational performance. The company defines adjusted EBITDA as GAAP Operating Income plus depreciation, amortization, restructuring charges, asset impairments and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with Adjusted EBITDA as defined by other companies.
About Cincinnati Bell Inc.
Cincinnati Bell Inc. (NYSE:CBB) is parent to one of the nation’s most-respected and best-performing local exchange and wireless providers with a legacy of unparalleled customer service excellence. With headquarters in Cincinnati, Ohio, Cincinnati Bell provides a wide range of telecommunications products and services to residential and business customers in Ohio, Kentucky and Indiana. For more information, visit www.cincinnatibell.com.
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Cincinnati Bell Inc.
Consolidated Statements of Income
(Unaudited)
(dollars in millions, except per share amounts)

	Three Months			Nine Months
	Ended September 30,		%	Ended September 30,		%
	2006	2005	Change	2006	2005	Change
Revenue	$320.1	$300.3	7%	$941.7	$904.3	4%

Costs and expenses
Cost of services and products	142.9	130.6	9%	416.5	373.5	12%
Selling, general and administrative	59.5	55.8	7%	179.6	171.3	5%
Depreciation and amortization	35.6	41.8	(15%)	105.6	133.2	(21%)
Shareholder claim settlement	—	—	n/m	6.3	—	n/m
Gain on sale of broadband assets	(4.7)	—	n/m	(7.6)	—	n/m
Restructuring charges	3.3	—	n/m	3.5	—	n/m
Asset impairments and other charges	—	—	n/m	—	23.1	n/m

Operating income	83.5	72.1	16%	237.8	203.2	17%

Minority interest expense (income)	(0.2)	(1.0)	(80%)	0.1	(5.8)	(102%)
Interest expense	41.4	47.0	(12%)	121.3	147.1	(18%)
Loss on extinguishment of debt	0.1	91.9	(100%)	0.1	99.8	(100%)
Other income, net	(0.2)	(1.3)	(85%)	(0.5)	(1.5)	(67%)

Income (loss) before income taxes	42.4	(64.5)	n/m	116.8	(36.4)	n/m
Income tax expense (benefit)	17.3	(20.4)	n/m	53.2	40.7	31%

Net income (loss)	25.1	(44.1)	n/m	63.6	(77.1)	n/m

Preferred stock dividends	2.6	2.6	0%	7.8	7.8	0%

Net income (loss) applicable to common shareowners	$22.5	$(46.7)	n/m	$55.8	$(84.9)	n/m

Basic earnings (loss) per common share	$0.09	$(0.19)		$0.23	$(0.35)

Diluted earnings (loss) per common share	$0.09	$(0.19)		$0.22	$(0.35)

Weighted average common shares outstanding (millions)
- Basic	247.1	246.1		246.8	245.8
- Diluted	254.4	246.1		252.7	245.8

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(dollars in millions)

	Three Months			Nine Months
	Ended September 30,		%	Ended September 30,		%
	2006	2005	Change	2006	2005	Change
Local
Revenue
Voice	$117.5	$123.6	(5%)	$357.3	$377.9	(5%)
Data	60.7	54.9	11%	176.1	162.3	9%
Other	8.4	8.9	(6%)	27.0	26.9	0%

Total revenue	186.6	187.4	(0%)	560.4	567.1	(1%)

Operating costs and expenses:
Cost of services and products	59.5	58.4	2%	175.7	175.2	0%
Selling, general and administrative	35.4	34.0	4%	101.9	103.0	(1%)
Depreciation	26.6	27.1	(2%)	77.6	81.0	(4%)
Restructuring charges	3.0	—	n/m	3.0	—	n/m

Total operating costs and expenses	124.5	119.5	4%	358.2	359.2	(0%)

Operating income	$62.1	$67.9	(9%)	$202.2	$207.9	(3%)

Wireless
Revenue
Service	$59.3	$52.3	13%	$174.5	$163.3	7%
Equipment	5.7	5.9	(3%)	18.7	16.5	13%

Total revenue	65.0	58.2	12%	193.2	179.8	7%

Operating costs and expenses:
Cost of services and products	35.4	34.9	1%	109.9	92.2	19%
Selling, general and administrative	15.8	14.2	11%	45.2	41.3	9%
Depreciation and amortization	7.5	13.2	(43%)	23.6	48.4	(51%)
Asset impairments and other charges	—	—	n/m	—	23.7	n/m

Total operating costs and expenses	58.7	62.3	(6%)	178.7	205.6	(13%)

Operating income (loss)	$6.3	$(4.1)	n/m	$14.5	$(25.8)	n/m

Hardware & Managed Services
Revenue
Hardware	$36.4	$26.4	38%	$97.3	$76.8	27%
Managed services	20.9	17.1	22%	57.0	48.4	18%

Total revenue	57.3	43.5	32%	154.3	125.2	23%

Operating costs and expenses:
Cost of services and products	45.8	35.6	29%	124.2	101.1	23%
Selling, general and administrative	5.4	4.4	23%	16.0	13.0	23%
Depreciation and amortization	0.9	0.7	29%	2.7	1.7	59%
Asset impairments and other charges (credits)	—	—	n/m	—	(0.1)	n/m

Total operating costs and expenses	52.1	40.7	28%	142.9	115.7	24%

Operating income	$5.2	$2.8	86%	$11.4	$9.5	20%

Other
Revenue	$19.9	$19.7	1%	$59.3	$58.3	2%
Operating costs and expenses:
Cost of services and products	8.9	8.2	9%	26.5	25.2	5%
Selling, general and administrative	3.8	4.0	(5%)	11.0	11.7	(6%)
Depreciation	0.6	0.5	20%	1.7	1.4	21%

Total operating costs and expenses	13.3	12.7	5%	39.2	38.3	2%

Operating income	$6.6	$7.0	(6%)	$20.1	$20.0	1%

Broadband
Revenue	$—	$—	n/m	$—	$—	n/m
Costs, expenses, gains and losses:
Selling, general and administrative	(3.5)	(1.0)	n/m	(2.6)	(3.0)	n/m
Restructuring charges	0.3	—	n/m	0.5	—	n/m
Gain on sale of assets and other	(4.7)	—	n/m	(7.6)	(0.6)	n/m

Total costs, expenses, gains and losses	(7.9)	(1.0)	n/m	(9.7)	(3.6)	n/m

Operating income	$7.9	$1.0	n/m	$9.7	$3.6	n/m

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(dollars in millions)

	Three Months			Nine Months
	Ended September 30,		%	Ended September 30,		%
	2006	2005	Change	2006	2005	Change
Revenue
Local	$186.6	$187.4	(0%)	$560.4	$567.1	(1%)
Wireless	65.0	58.2	12%	193.2	179.8	7%
Hardware & Managed Services	57.3	43.5	32%	154.3	125.2	23%
Other	19.9	19.7	1%	59.3	58.3	2%
Broadband	—	—	n/m	—	—	n/m
Corporate and eliminations	(8.7)	(8.5)	2%	(25.5)	(26.1)	(2%)

Total revenue	$320.1	$300.3	7%	$941.7	$904.3	4%

Cost of Services and Products
Local	$59.5	$58.4	2%	$175.7	$175.2	0%
Wireless	35.4	34.9	1%	109.9	92.2	19%
Hardware & Managed Services	45.8	35.6	29%	124.2	101.1	23%
Other	8.9	8.2	9%	26.5	25.2	5%
Broadband	—	—	n/m	—	—	n/m
Corporate and eliminations	(6.7)	(6.5)	3%	(19.8)	(20.2)	(2%)

Total cost of services and products	$142.9	$130.6	9%	$416.5	$373.5	12%

Selling, General & Administrative
Local	$35.4	$34.0	4%	$101.9	$103.0	(1%)
Wireless	15.8	14.2	11%	45.2	41.3	9%
Hardware & Managed Services	5.4	4.4	23%	16.0	13.0	23%
Other	3.8	4.0	(5%)	11.0	11.7	(6%)
Broadband	(3.5)	(1.0)	n/m	(2.6)	(3.0)	n/m
Corporate and eliminations	2.6	0.2	n/m	8.1	5.3	53%

Total selling, general & administrative	$59.5	$55.8	7%	$179.6	$171.3	5%

Depreciation and Amortization
Local	$26.6	$27.1	(2%)	$77.6	$81.0	(4%)
Wireless	7.5	13.2	(43%)	23.6	48.4	(51%)
Hardware & Managed Services	0.9	0.7	29%	2.7	1.7	59%
Other	0.6	0.5	20%	1.7	1.4	21%
Broadband	—	—	n/m	—	—	n/m
Corporate and eliminations	—	0.3	n/m	—	0.7	n/m

Total depreciation and amortization	$35.6	$41.8	(15%)	$105.6	$133.2	(21%)

Shareholder Claim Settlement, Gain on Sale of Broadband Assets, Restructuring Charges and Asset Impairments
Local	$3.0	$—	n/m	$3.0	$—	n/m
Wireless	—	—	n/m	—	23.7	n/m
Hardware & Managed Services	—	—	n/m	—	(0.1)	n/m
Other	—	—	n/m	—	—	n/m
Broadband	(4.4)	—	n/m	(7.1)	(0.6)	n/m
Corporate and eliminations	—	—	n/m	6.3	0.1	n/m

Total shareholder claim settlement, gain on sale of broadband assets, restructuring charges and asset impairments	$(1.4)	$—	n/m	$2.2	$23.1	n/m

Operating Income
Local	$62.1	$67.9	(9%)	$202.2	$207.9	(3%)
Wireless	6.3	(4.1)	n/m	14.5	(25.8)	n/m
Hardware & Managed Services	5.2	2.8	86%	11.4	9.5	20%
Other	6.6	7.0	(6%)	20.1	20.0	1%
Broadband	7.9	1.0	n/m	9.7	3.6	n/m
Corporate and eliminations	(4.6)	(2.5)	84%	(20.1)	(12.0)	67%

Total operating income	$83.5	$72.1	16%	$237.8	$203.2	17%

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)
(in thousands)

	September 30,	December 31,
	2006	2005
Local access lines	900.5	930.6
DSL subscribers	187.7	162.5
Custom Connections (Super Bundle) subscribers	166.4	150.3

Postpaid wireless subscribers	350.1	315.1
Prepaid wireless subscribers	156.1	180.5

Total wireless subscribers	506.2	495.6

Consumer long distance lines	398.9	412.6
Business long distance lines	156.6	151.1

Total long distance lines	555.5	563.7

Cincinnati Bell Telephone
Local Access Line Detail
(Unaudited)
(in thousands)

	2004				2005				2006
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q
Local Access Lines

In-Territory:
Primary Residential	611.8	606.3	601.5	592.7	584.2	573.0	563.9	555.7	547.4	536.7	522.5
Secondary Residential	56.0	54.0	52.2	50.5	48.9	47.1	45.4	43.9	42.4	40.9	39.2
Business/Other	301.5	299.6	298.4	296.6	296.1	294.3	292.9	293.3	290.9	291.3	291.4

Total In-Territory	969.3	959.9	952.1	939.8	929.2	914.4	902.2	892.9	880.7	868.9	853.1

Out-of-Territory:
Primary Residential	4.6	10.9	15.8	18.4	17.7	18.4	20.5	21.5	22.8	24.8	26.8
Secondary Residential	0.2	0.6	0.7	0.8	0.8	0.9	1.0	1.0	1.1	1.1	1.2
Business/Other	6.8	8.0	9.9	11.1	12.2	12.8	13.9	15.2	16.3	17.7	19.4

Total Out-of-Territory	11.6	19.5	26.4	30.3	30.7	32.1	35.4	37.7	40.2	43.6	47.4

Total Access Lines	980.9	979.4	978.5	970.1	959.9	946.5	937.6	930.6	920.9	912.5	900.5

Cincinnati Bell Inc.
Net Debt Calculation
(Unaudited)
(dollars in millions)

	September 30,	December 31,	Change
	2006	2005	$	%
Credit facility, revolver	$4.0	$—	$4.0	n/m
Credit facility, tranche B term loan	396.0	399.0	(3.0)	(1%)
Cincinnati Bell Telephone notes	230.0	230.0	—	0%
7 1/4% Senior Notes due 2013	496.9	500.0	(3.1)	(1%)
7 1/4% Senior Notes due 2023	50.0	50.0	—	0%
8 3/8% Senior Subordinated Notes due 2014	630.9	633.4	(2.5)	(0%)
7% Senior Notes due 2015	244.8	246.4	(1.6)	(1%)
Capital leases and other debt	19.6	24.9	(5.3)	(21%)
Net unamortized premium	0.9	1.0	(0.1)	(10%)

Total debt	2,073.1	2,084.7	(11.6)	(1%)

Add: Interest rate swap liability	14.3	10.2	4.1	40%
Less: Cash and cash equivalents	(27.5)	(25.7)	(1.8)	7%

Net debt (as defined by the company)	$2,059.9	$2,069.2	$(9.3)	(0%)

Credit facility availability	$238.7	$243.6	$(4.9)	(2%)

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(dollars in millions)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
Cash provided by operating activities	$52.6	$74.2	$210.2	$225.4

Capital expenditures	(35.2)	(37.7)	(109.8)	(108.7)
Acquisition of business and remaining minority interest in CBW	—	—	(86.7)	—
Deposit for wireless licenses purchase	(7.0)	—	(7.0)	—
Proceeds from sale of broadband assets	4.7	—	4.7	—
Other	0.2	1.2	2.2	1.2

Cash used in investing activities	(37.3)	(36.5)	(196.6)	(107.5)

Issuance of long-term debt	—	—	—	352.1
Increase (decrease) in corporate credit facility, net	(8.0)	406.0	4.0	438.0
Repayment of debt	(5.7)	(440.5)	(11.4)	(882.5)
Debt issuance costs and consent fees	—	(0.9)	—	(21.9)
Issuance of common shares — exercise of stock options	1.0	0.7	1.7	2.4
Preferred stock dividends	(2.6)	(2.6)	(7.8)	(7.8)
Other	0.9	0.6	1.7	0.6

Cash provided by (used in) financing activities	(14.4)	(36.7)	(11.8)	(119.1)

Net increase (decrease) in cash and cash equivalents	0.9	1.0	1.8	(1.2)
Cash and cash equivalents at beginning of period	26.6	22.7	25.7	24.9

Cash and cash equivalents at end of period	$27.5	$23.7	$27.5	$23.7

Reconciliation of GAAP Cash Flow to Free Cash Flow as defined by the company
Net increase (decrease) in cash and cash equivalents	$0.9	$1.0	$1.8	$(1.2)
Less adjustments:
Issuance of long-term debt and net change in corporate credit facility	8.0	(406.0)	(4.0)	(790.1)
Repayment of debt	5.7	440.5	11.4	882.5
Acquisition of business and remaining minority interest in CBW	—	—	86.7	—

Free cash flow (as defined by the company)	$14.6	$35.5	$95.9	$91.2

Income tax payments	$(1.4)	$—	$(5.2)	$(1.1)

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Operating Income (GAAP)
(Unaudited)
(dollars in millions)

	Three Months Ended September 30, 2006
	Local	Wireless	HMS	Other	Broadband	Corporate	Total Company
Operating Income (GAAP)	$62.1	$6.3	$5.2	$6.6	$7.9	$(4.6)	$83.5

Add:
Depreciation and amortization	26.6	7.5	0.9	0.6	—	—	35.6
Shareholder claim settlement, gain on sale of broadband assets, restructuring charges and asset impairments	3.0	—	—	—	(4.4)	—	(1.4)

EBITDA (Non-GAAP)	$91.7	$13.8	$6.1	$7.2	$3.5	$(4.6)	$117.7

	Three Months Ended September 30, 2005
	Local	Wireless	HMS	Other	Broadband	Corporate	Total Company
Operating Income (GAAP)	$67.9	$(4.1)	$2.8	$7.0	$1.0	$(2.5)	$72.1

Add:
Depreciation and amortization	27.1	13.2	0.7	0.5	—	0.3	41.8

EBITDA (Non-GAAP)	$95.0	$9.1	$3.5	$7.5	$1.0	$(2.2)	$113.9

	Nine Months Ended September 30, 2006
	Local	Wireless	HMS	Other	Broadband	Corporate	Total Company
Operating Income (GAAP)	$202.2	$14.5	$11.4	$20.1	$9.7	$(20.1)	$237.8

Add:
Depreciation and amortization	77.6	23.6	2.7	1.7	—	—	105.6
Shareholder claim settlement, gain on sale of broadband assets, restructuring charges and asset impairments	3.0	—	—	—	(7.1)	6.3	2.2

EBITDA (Non-GAAP)	$282.8	$38.1	$14.1	$21.8	$2.6	$(13.8)	$345.6

	Nine Months Ended September 30, 2005
	Local	Wireless	HMS	Other	Broadband	Corporate	Total Company
Operating Income (GAAP)	$207.9	$(25.8)	$9.5	$20.0	$3.6	$(12.0)	$203.2

Add:
Depreciation and amortization	81.0	48.4	1.7	1.4	—	0.7	133.2
Shareholder claim settlement, gain on sale of broadband assets, restructuring charges and asset impairments	—	23.7	(0.1)	—	(0.6)	0.1	23.1

EBITDA (Non-GAAP)	$288.9	$46.3	$11.1	$21.4	$3.0	$(11.2)	$359.5

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) — Reconciliation to Reported Results
(Unaudited)
(dollars in millions, except per share amounts)

		Special Items
				Three
	Three	Gain on		Months Ended
	Months Ended	Sale of		September 30, 2006
	September 30,	Broadband	Restructuring	Before Special Items
	2006 (GAAP)	Assets	Charge	(Non-GAAP)
		A	B
Revenue	$320.1	$—	$—	$320.1

Costs and expenses
Cost of services and products	142.9	—	—	142.9
Selling, general and administrative	59.5	—	—	59.5
Depreciation and amortization	35.6	—	—	35.6
Gain on sale of broadband assets	(4.7)	4.7		—
Restructuring charges	3.3		(3.3)	—

Operating income (loss)	83.5	(4.7)	3.3	82.1

Minority interest income	(0.2)			(0.2)
Interest expense	41.4	—	—	41.4
Loss on extinguishment of debt	0.1			0.1
Other income, net	(0.2)	—	—	(0.2)

Income (loss) before income taxes	42.4	(4.7)	3.3	41.0
Income tax expense (benefit)	17.3	(1.9)	1.3	16.7

Net income (loss)	25.1	(2.8)	2.0	24.3

Preferred stock dividends	2.6	—	—	2.6

Net income (loss) applicable to common shareowners	$22.5	$(2.8)	$2.0	21.7

Weighted average diluted common shares	254.4	254.4	254.4	254.4

Diluted earnings (loss) per common share	$0.09	$(0.01)	$0.01	$0.09

A	The Company sold certain broadband fiber assets for a gain of $4.7 million.

B	In September 2006, the Company incurred employee separation expense related to the outsourcing of certain supply chain functions.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) — Reconciliation to Reported Results
(Unaudited)
(dollars in millions, except per share amounts)

		Special Items
						Nine
	Nine	Gain on				Months Ended
	Months Ended	Sale of	Shareholder	Income		September 30, 2006
	September 30,	Broadband	Claim	Tax	Restructuring	Before Special Items
	2006 (GAAP)	Assets	Settlement	Expense	Charge	(Non-GAAP)
		A	B	C	D
Revenue	$941.7	$—	$—	$—	$—	$941.7

Costs and expenses
Cost of services and products	416.5	—	—	—	—	416.5
Selling, general and administrative	179.6	—	—	—	—	179.6
Depreciation and amortization	105.6	—	—	—	—	105.6
Shareholder claim settlement	6.3	—	(6.3)	—	—	—
Gain on sale of broadband assets	(7.6)	7.6	—	—	—	—
Restructuring charges	3.5	—	—	—	(3.5)	—

Operating income (loss)	237.8	(7.6)	6.3	—	3.5	240.0

Minority interest expense	0.1	—	—	—	—	0.1
Interest expense	121.3	—	—	—	—	121.3
Loss on extinguishment of debt	0.1	—	—	—	—	0.1
Other income, net	(0.5)	—	—	—	—	(0.5)

Income (loss) before income taxes	116.8	(7.6)	6.3	—	3.5	119.0
Income tax expense (benefit)	53.2	(3.0)	2.5	(3.6)	1.4	50.5

Net income	63.6	(4.6)	3.8	3.6	2.1	68.5

Preferred stock dividends	7.8	—	—	—	—	7.8

Net income (loss) applicable to common shareowners	$55.8	$(4.6)	$3.8	$3.6	$2.1	$60.7

Weighted average diluted common shares	252.7	252.7	252.7	252.7	252.7	252.7

Diluted earnings (loss) per common share	$0.22	$(0.02)	$0.02	$0.01	$0.01	$0.24

A	Gain on sale of Broadband assets includes sale of certain broadband fiber assets and expiration of certain indemnifications that were previously reserved.

B	Reserve of $6.3 million recorded to settle the Company's shareholder claim.

C	Kentucky net operating loss carry-forward write-off due to regulations issued in first quarter 2006.

D	In September 2006, the Company incurred employee separation expense related to the outsourcing of certain supply chain functions.

Cincinnati Bell Inc.
Normalized Statements of Operations — Reconciliation to Reported Results
(Unaudited)
(dollars in millions, except per share amounts)

		Special Items
	Three			Three
	Months Ended			Months Ended
	September 30,	16% Notes		September 30, 2005
	2005 (GAAP)	Extinguishment		Before Special Items
		B
Revenue	$300.3	$—		$300.3

Costs and expenses
Cost of services and products	130.6	—		130.6
Selling, general and administrative	55.8	—		55.8
Depreciation and amortization	41.8	—		41.8

Operating income	72.1	—		72.1

Minority interest income	(1.0)	—		(1.0)
Interest expense	47.0	—		47.0
Loss on extinguishment of debt	91.9	(91.9)		—
Other income, net	(1.3)	—		(1.3)

Income (loss) before income taxes	(64.5)	91.9		27.4
Income tax expense (benefit)	(20.4)	36.8		16.4

Net income (loss)	(44.1)	55.1		11.0

Preferred stock dividends	2.6	—		2.6

Net income (loss) applicable to common shareowners	$(46.7)	$55.1		$8.4

Weighted average diluted common shares	246.1	253.1	A	253.1	A

Diluted earnings (loss) per common share	$(0.19)	$0.22		$0.03

A	Shares have been adjusted for dilutive common stock equivalents that result after excluding the special items from earnings.

B	Loss on extinguishment of the company’s 16% Notes.

Cincinnati Bell Inc.
Normalized Statements of Operations — Reconciliation to Reported Results
(Unaudited)
(dollars in millions, except per share amounts)

		Special Items
	Nine							Nine
	Months Ended					Asset		Months Ended
	September 30,	Income Tax		Debt		Impairments		September 30, 2005
	2005 (GAAP)	Expense		Extinguishment		& Other Charges		Before Special Items
		B		C		D
Revenue	$904.3	$—		$—		$—		$904.3

Costs and expenses
Cost of services and products	373.5	—		—		—		373.5
Selling, general and administrative	171.3	—		—		—		171.3
Depreciation and amortization	133.2	—		—		—		133.2
Asset impairments and other charges	23.1	—		—		(23.1)		—

Operating income	203.2	—		—		23.1		226.3

Minority interest income	(5.8)	—		—		4.6		(1.2)
Interest expense	147.1	—		—		—		147.1
Loss on extinguishment of debt	99.8	—		(99.8)		—		—
Other income, net	(1.5)	—		—		—		(1.5)

Income (loss) before income taxes	(36.4)	—		99.8		18.5		81.9
Income tax expense (benefit)	40.7	(47.6)		39.9		7.4		40.4

Net income (loss)	(77.1)	47.6		59.9		11.1		41.5

Preferred stock dividends	7.8	—		—		—		7.8

Net income (loss) applicable to common shareowners	$(84.9)	$47.6		$59.9		$11.1		$33.7

Weighted average diluted common shares	245.8	251.8	A	251.8	A	251.8	A	251.8

Diluted earnings (loss) per common share	$(0.35)	$0.19		$0.24		$0.04		$0.13

A	Shares have been adjusted for dilutive common stock equivalents that result after excluding the special items from earnings.

B	Write-down of certain state deferred tax assets due to change in state tax rates and state tax laws.

C	Loss on extinguishment of the company’s prior credit facility and 16% Notes.

D	Asset impairments and other charges of $23.1 million, substantially all of which related to a write-down of the company’s TDMA network assets.